SCHEDULE 14C INFORMATION
        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:
|_|   Preliminary information statement

|_|   Confidential, for use of the Commission only
      (as permitted by Rule 14c-5(d)(2))

|X|   Definitive information statement

                             BRAZOS SPORTSWEAR, INC.
                (Name of Registrant as Specified in Its Charter)

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|_|   Fee computed on table below per Exchange Act Rules 14-c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:


      (2)   Aggregate number of securities to which transaction applies:


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


      (4)   Proposed maximum aggregate value of transaction:


      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No:

      (3)   Filing Party:

      (4)   Date Filed:
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                             BRAZOS SPORTSWEAR, INC.
                              3860 VIRGINIA AVENUE
                             CINCINNATI, OHIO 45227

                            ------------------------

               NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

TO THE STOCKHOLDERS OF BRAZOS SPORTSWEAR, INC.:

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED INFORMATION IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

      The Board of Directors of Brazos Sportswear, Inc. (the "Company") has taken action to approve an amendment (the "Charter Amendment") to the Company's Restated Certificate of Incorporation (the "Restated Certificate") to (i) permit the optional redemption by the Company of shares of its Series A-1 Preferred Stock, par value $.001 per share ("Series A-1 Preferred Stock"), and Series A-2 Preferred Stock, par value $.001 per share ("Series A-2 Preferred Stock"), notwithstanding that shares of Senior Preferred Stock (as defined below) are then outstanding, and to permit the optional redemption of the Series A-1 Preferred Stock concurrently with the Series A-2 Preferred Stock, (ii) extend the mandatory redemption date of the Company's Series B-1, B-2 and B-3 Preferred Stock, each such series having a par value of $.001 per share (individually, the "Series B-1 Preferred Stock," the "Series B-2 Preferred Stock," and the "Series B-3 Preferred Stock," and collectively the "Senior Preferred Stock"), to the earlier to occur of (a) the occurrence of a Sale (as defined in the Restated Certificate) or (b) December 31, 2008 and (iii) make certain clarifying changes relating to the voting rights of the Series A-1, A-2, B-1 and B-3 Preferred Stock and the automatic conversion provisions of the Senior Preferred Stock. The amendments described in items (i) and (ii) above were adopted to facilitate the consummation of the Company's $100 million senior note offering pursuant to Rule 144A under the Securities Act of 1933, as amended, which was completed on July 2, 1997. The Charter Amendment is more fully described in the attached Information Statement. The Charter Amendment has been approved by written consent of certain stockholders of the Company without the need for any action to be taken by you.

      A total of ten stockholders holding (i) an aggregate of approximately 76% of the issued and outstanding shares of the Company's Common Stock, $.001 par value (the "Common Stock"), including Common Stock issuable upon the deemed conversion of the Series B-2 Preferred Stock, and (ii) at least a majority of the issued and outstanding shares of each of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock, respectively, have consented in writing to the Charter Amendment. The holders of shares of the Series B-2 Preferred Stock vote with the Common Stock based on the number of shares of Common Stock into which such preferred stock is then convertible. None of the Company's preferred stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. The authorization of the Charter Amendment by the board of directors and stockholders of the Company shall not become effective until at least 20 days after the mailing of the enclosed Information Statement.

      Your consent is not required and is not being solicited in connection with this action. Pursuant to Section 228 of the Delaware General Corporation Law, you are hereby being provided with notice of the approval by less than the unanimous written consent of the stockholders of the Company. Pursuant to the Exchange Act, with this letter you are being furnished with an Information Statement relating to this action.

                                    By Order of the Board of Directors,

                                    /s/ F. CLAYTON CHAMBERS
                                    F. Clayton Chambers,
                                    Secretary
Cincinnati, Ohio
August 25, 1997

                             BRAZOS SPORTSWEAR, INC.
                              3860 VIRGINIA AVENUE
                             CINCINNATI, OHIO 45227

                           ------------------------

                        DEFINITIVE INFORMATION STATEMENT

               AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

                            ------------------------

THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION STATEMENT IS AUGUST 28,
1997.

      This Information Statement is being furnished by Brazos Sportswear, Inc., a Delaware corporation (the "Company" or "Brazos"), to the holders of the Company's Common Stock, $.001 par value (the "Common Stock"), the Company's Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock, each such series having a par value of $.001 per share (collectively, the "Preferred Stock" and individually, the "Series A-1 Preferred Stock," the "Series A-2 Preferred Stock," the "Series B-1 Preferred Stock," the "Series B-2 Preferred Stock" and the "Series B-3 Preferred Stock") in connection with the approval of an amendment described below (the "Charter Amendment") to the Company's Restated Certificate of Incorporation (the "Restated Certificate").

      The Charter Amendment amends the Restated Certificate to (i) permit the optional redemption by the Company of shares of Series A-1 and A-2 Preferred Stock notwithstanding that shares of Series B-1, B-2 and B-3 Preferred Stock (collectively, the "Senior Preferred Stock") are then outstanding, and to permit the optional redemption of the Series A-1 Preferred Stock concurrently with the Series A-2 Preferred Stock, (ii) extend the mandatory redemption date of the Senior Preferred Stock to the earlier to occur of (a) the occurrence of a Sale (as defined in the Restated Certificate) or (b) December 31, 2008 and (iii) make certain clarifying changes relating to voting rights of the Series A-1, A-2, B-1 and B-3 Preferred Stock and the automatic conversion provisions of the Senior Preferred Stock on the consummation of a Qualified Public Offering (as defined in the Restated Certificate). A copy of the Charter Amendment is attached hereto as Exhibit A. The amendments described in item (i) and (ii) were adopted to facilitate the consummation of the Company's $100 million senior note offering (the "Debt Offering") pursuant to Rule 144A under the Securities of 1933, as amended (the "Securities Act"), which was completed on July 2, 1997.

      The board of directors of the Company has taken action to approve the Charter Amendment which requires the approval by the affirmative vote of holders of a majority of the outstanding shares of Common Stock, and a majority of the outstanding shares of each of the Series A-1, A-2, B-1, B-2 and B-3 Preferred Stock, voting separately as a class. In addition to class voting, the holders of Series B-2 Preferred Stock vote with the Common Stock based on the number of shares of Common Stock into which such preferred stock is then convertible. A total of ten stockholders holding an aggregate of (i) approximately 76% of the issued and outstanding shares of the Company's Common Stock (including Common Stock issuable upon deemed conversion of the Series B-2 Preferred Stock) and
(ii) 100%, 100%, 95.7%, 88% and 87% of the issued and outstanding shares of each of the Series A-1, A-2, B-1, B-2 and B-3 Preferred Stock, respectively, have consented in writing to the Charter Amendment (collectively, the "Consenting Stockholders"). None of the Preferred Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").


      Accordingly, all corporate actions necessary to authorize the Charter Amendment have been taken. Pursuant to the regulations promulgated under the Exchange Act, the authorization of the Charter Amendment by the board of directors and stockholders of the Company shall not become effective until at least 20 days after the Company has mailed this Information Statement to the stockholders of the Company. Promptly following the expiration of the 20 day period, the Company intends to file with the Delaware Secretary of State a Certificate of Amendment to its Restated

Certificate to effectuate the Charter Amendment. The Charter Amendment will become effective on the date of such filing.

      The Company has asked brokers and other custodians and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

      THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION HAS BEEN APPROVED BY THE STOCKHOLDERS WHO HOLD SUFFICIENT VOTING SECURITIES TO APPROVE THE ACTION. THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                              NO DISSENTERS' RIGHTS

      None of the corporate actions described in this Information Statement will afford to stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

                      AMENDMENT TO THE RESTATED CERTIFICATE

      The full text of the Charter Amendment is attached hereto as Exhibit A and incorporated by reference herein. The following is a summary of the amendments to the Restated Certificate made by the Charter Amendment:

      1. PERMIT OPTIONAL REDEMPTION OF SERIES A-1 AND A-2 PREFERRED STOCK WHILE SENIOR PREFERRED STOCK OUTSTANDING.

      The Company's Restated Certificate currently provides that the Company may not optionally redeem the Series A-1 and A-2 Preferred Stock at a price of $1.00 per share (subject to certain offset rights) so long as any shares of Senior Preferred Stock (i.e., the Series B-1, B-2 and B-3 Preferred Stock) are then outstanding. In addition, the Company is further prohibited from the optional redemption of any shares of Series A-1 Preferred Stock if any shares of Series A-2 Preferred Stock are then outstanding. The Charter Amendment would amend Sections 6.1.3b and Section 6.2.3b of Article VI of the Restated Certificate to permit (i) the optional redemption by the Company of shares of Series A-1 and A-2 Preferred Stock notwithstanding that shares of Senior Preferred Stock are then outstanding and (ii) the redemption of shares of Series A-1 Preferred Stock concurrently with the redemption of all shares of Series A-2 Preferred Stock then outstanding.

      Promptly after the effective date of the Charter Amendment, the Company intends to redeem all of the issued and outstanding shares of Series A-1 and A-2 Preferred Stock with certain of the proceeds from the Debt Offering consistent with disclosure provided in the offering memorandum (the "Offering Memorandum") utilized in connection with such offering. The total shares of Series A-1 and A-2 Preferred Stock issued and outstanding is 650,000 and 300,000, respectively, with an aggregate redemption price of $597,350 and $300,000, respectively.

      2.    EXTENSION OF MANDATORY REDEMPTION DATE OF SENIOR PREFERRED STOCK.

      The Company's Restated Certificate currently provides that the Senior Preferred Stock is mandatorily redeemable by the Company on the earliest to occur of (i) the date of consummation of a Qualified Public Offering (as defined in the Restated Certificate), but only to the extent the offering price per share of Common Stock is less than $17.50 (subject to certain adjustments), (ii) the date of consummation of a Sale (as defined in the Restated Certificate) or
(iii) December 31, 2003. For purposes of the Restated Certificate, "Qualified Public Offering" generally means an underwritten public offering of Common Stock for cash by the Company pursuant to a registration statement filed under the Securities Act (subject to certain exceptions) in which net proceeds to the Company are at least $15 million. Under the Restated Certificate, "Sale" generally means (i) the sale, lease or other transfer of substantially all of the properties and assets of the Company or of the issued and outstanding voting securities of the Company or (ii) the merger or consolidation of the Company with or into another entity in which the Company is not the sole surviving corporation, other than a merger or consolidation in which the former holders of Common Stock of the Company receive (a) 50% or more of the Common Stock or (b) securities representing 50% or more of the combined voting interest of the surviving entity, which are outstanding immediately following the merger or consolidation.

      The Charter Amendment would amend Sections 6.3.1e, 6.4.1e and 6.5.1e of
Article VI of the Restated Certificate to amend the definition of "Mandatory Redemption Date" to mean the earlier to occur of (i) the date of consummation of a Sale or (ii) December 31, 2008. The effect of the amendment is to remove a Qualified Public Offering from the events triggering a mandatory redemption of the Senior Preferred Stock and to extend by five years the fixed redemption date from December 31, 2003 to December 31, 2008.

      The amendments as described above were made to facilitate the consummation of the Debt Offering. The senior notes issued in connection with the Debt Offering mature July 1, 2007, which is prior to the latest Mandatory Redemption Date, as proposed.

      Proceeds from the Debt Offering were utilized, in part, to (i) reduce senior debt and certain other long term indebtedness (including approximately $9.1 million of indebtedness incurred by the Company in connection with its acquisition of the assets of Plymouth Mills, Inc.), see "Other Information -- Certain Transactions," (ii) approximately $37.1 million to close the acquisition of Morning Sun, Inc. ("Morning Sun") and (iii) approximately $4.8 million to close the acquisition of the assets of Premier Sports Group, Inc. ("Premier"). Upon completion of the Debt Offering, the Company obtained a new $50 million credit facility, which together with the proceeds from the Debt Offering, enhanced the Company's capital structure and provides it with needed long-term capital for future growth.

      3.    CLARIFYING AMENDMENTS TO THE RESTATED CERTIFICATE.

            a. The Restated Certificate currently provides that the Company will not, without the consent a majority of the shares of each the Series A-1, A-2, B-1 and B-3 Preferred Stock, adopt any amendments to this "Certificate" that alters or changes the powers, preferences or special rights of the respective series of preferred stock so as to affect them adversely, subject to certain exceptions. As discussed above, the Series B-2 Preferred Stock votes with the Common Stock on a deemed converted basis, and thus, the consent restriction contained in the preceding sentence is not applicable to that series. Since the powers, preferences or special rights of the Preferred Stock are contained in
Article VI, the reference to "Certificate" should be to Article VI and not to the Restated Certificate as a whole.

      Accordingly, based on the foregoing, the Charter Amendment amends Sections 6.1.6a, 6.2.6a, 6.3.6a, and 6.5.6a of Article VI of the Restated Certificate to change the reference from "Certificate" to "Article VI" relating to restrictions on the Company's ability to amend the designations, preferences and special rights of the Series A-1, A-2, B-1 and B-3 Preferred Stock. While this portion of Charter Amendment does not require stockholder consent, the Company has obtained the consent in writing of the Consenting Stockholders with respect thereto.

            b. The Restated Certificate currently provides that the Senior Preferred Stock is automatically convertible upon consummation of a Qualified Public Offering provided the offering price per share to the public is not less than $3.50. The reference to the offering price per share of $3.50 is a typographical error. The correct offering price per share should be $17.50 to reflect the conversion ratio utilized when Brazos Sportswear, Inc., a Washington corporation, was merged into the Company in March 1997 in connection with its reincorporation in Delaware.

      Accordingly, the Charter Amendment amends Sections 6.3.5b, 6.4.5b and 6.5.5b of Article VI of the Restated Certificate to provide for automatic conversion of the Senior Preferred Stock upon consummation of a Qualified Public Offering without reference to the offering price per share. In conjunction therewith, the Charter Amendment amends Sections 6.3.1i, 6.4.1i and 6.5.1i of Articles VI of the Restated Certificate to modify the definition of "Qualified Public Offering" to require an offering price per share of not less than $17.50. Since a Qualified Public Offering will no longer trigger a mandatory redemption of the Senior Preferred Stock based on the Charter Amendment described in item 2 above, the reference to the $17.50 offering price per share requirement for the automatic conversion of the Senior Preferred Stock can be included within the definition of a Qualified Public Offering. Accordingly, the Charter Amendment provides that the Senior Preferred Stock will be automatically converted into Common Stock at the relevant conversion ratio set forth in the Restated Certificate upon the consummation of a Qualified Public Offering at offering price per share of not less than $17.50. While this portion of the Charter Amendment does not require stockholder consent, the Company has obtained the consent in writing of the Consenting Stockholders with respect thereto.

                                VOTING SECURITIES

      As of June 24, 1997 (the "Determination Date"), the date on which the Consenting Stockholders executed the written consent relating to the Charter Amendment, the issued and outstanding voting securities of the Company of record were 4,319,158 shares of Common Stock, 234,447 shares of Common Stock issuable upon the deemed conversion of issued and outstanding shares of the Series B-2 Preferred Stock, 650,000 shares of Series A-1 Preferred Stock, 300,000 shares of Series A-2 Preferred Stock, 4,596,967 shares of Series B-1 Preferred Stock, 2,578,924 shares of Series B-2 Preferred Stock and 2,000,000 shares of Series B-3 Preferred Stock. Each stockholder was entitled to one vote for each share of Common Stock (including Common Stock issuable on the deemed conversion of issued and outstanding shares of the Series B-2 Preferred Stock), Series A-1, A-2, B-1, B-2 and B-3 Preferred Stock held on the Determination Date. The consent of holders of a majority of the outstanding shares of Common Stock (including Common Stock issuable upon the deemed conversion of the Series B-2 Preferred Stock) and a majority of the outstanding shares of each of the Series A-1, A-2, B-1, B-2 and B-3 Preferred Stock (voting separately as a class), as of the Determination Date, was necessary to authorize the Charter Amendment.

      By written consent dated June 24, 1997 ten stockholders holding an aggregate of approximately 76% of the issued and outstanding Common Stock (including Common Stock issuable upon deemed conversion of the Series B-2 Preferred Stock), and 100%, 100%, 95.7%, 88% and 87% of the issued and outstanding shares of each of the Series A-1, A-2, B-1, B-2 and B-3 Preferred Stock, respectively, as of the Determination Date, approved the Charter Amendment. Under the Exchange Act, this consent will become effective 20 days following the mailing of this Information Statement to the Company's stockholders. Such action is sufficient to satisfy the applicable requirements of Delaware law that such action be approved by the stockholders. Accordingly, stockholders of the Company will not be asked to take further action on the Charter Amendment at a future meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table presents certain information regarding the beneficial ownership of the Company's Common Stock as of June 27, 1997 by (i) each person who beneficially owns more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) by all directors and executive officers as a group.

                                                     NUMBER OF          PERCENT
                   NAME                               SHARES            OF CLASS
------------------------------------------------   ------------          ------
Equus II Incorporated ..........................      2,877,410(1)         56.3%
   2929 Allen Parkway, Suite 2500
   Houston, Texas 77019

Allied Investment Corporation ..................        342,938             7.8%

Allied Investment Corporation II
   1666 K Street, N.W., Suite 901
   Washington, D.C. 20006

Bank of America NW, N.A. d/b/a Seafirst Bank ...        307,552             7.0%
   820 A Street, Suite 250
   P.O. Box 1493
   Tacoma, Washington 98401

George Warny ...................................        266,678(2)          6.0%
   215 Flag Lake Drive
   Clute, Texas 77531

Samuel T. McKnight .............................        225,039(3)          5.1%
   215 Flag Lake Drive
   Clute, Texas 77531

Alan B. Elenson ................................        232,575(4)          5.0%
   330 Tompkins Avenue
   Staten Island, New York 10304

J. Ford Taylor .................................        225,215(5)          5.0%
   3860 Virginia Avenue
   Cincinnati, Ohio 45227

F. Clayton Chambers ............................        251,112(6)          5.7%
   3860 Virginia Avenue
   Cincinnati, Ohio 45227

Michael S. Chadwick ............................        252,954(7)          5.7%
   3100 Texas Commerce Tower
   Houston, Texas 77002

Randall B. Hale ................................      2,892,573(8)(9)      56.4%

Nolan Lehmann ..................................      2,886,887(10)(8)     56.4%

All directors and executive officers
  as a group (six persons) .....................      3,863,908(1)-(10)    69.1%

------------------

(1) Includes 170,839 shares which may be acquired upon exercise of warrants and 546,263 shares issuable upon conversion of preferred stock.

(2) Includes 6,824 shares which may be acquired upon exercise of warrants and 36,999 shares issuable upon conversion of preferred stock. Includes 106,116 shares as to which Mr. Warny serves as trustee and as to which Mr. Warny disclaims beneficial ownership. Excludes 90,990 shares held by trusts for the benefit of Mr. Warny's children and for which Mr. McKnight serves as trustee and as to which Mr. Warny disclaims beneficial ownership.

(3) Includes 32,437 shares issuable upon conversion of preferred stock and includes 90,990 shares to which Mr. McKnight serves s trustee and as to which Mr. McKnight disclaims beneficial ownership. Excludes 106,116 shares held by trusts for the benefit of Mr. McKnight's children and for which Mr. Warny serves as trustee and as to which Mr. McKnight disclaims beneficial ownership.

(4) Includes 232,575 shares that may be acquired upon exercise of warrants and options. Includes 226.8% shares held jointly with, or separately by, Joann Elenson, Mr. Elenson's spouse.

(5) Includes 96,213 shares that may be acquired upon exercise of warrants and options and 29,908 shares issuable upon conversion of preferred stock. Includes 120,700 shares held jointly by Sandra Taylor, Mr. Taylor's spouse.

(6) Includes 27,963 shares that may be acquired upon exercise of warrants and options and 21,752 shares issuable upon conversion of preferred stock of which 5,041 shares and 2,390 shares upon conversion are held in trust for Mr. Chambers' children. Mr. Chambers disclaims beneficial ownership of such shares.

(7) Includes 22,367 shares that may be acquired upon exercise of warrants and options and 24,144 shares issuable upon conversion of preferred stock.

(8) Includes 2,877,409 shares beneficially owned by Equus II, each holder disclaims beneficial ownership of such shares.

(9) Includes 15,164 shares that may be acquired upon exercise of options.

(10)Includes 9,478 shares that may be acquired upon exercise of options.


                                OTHER INFORMATION

CHANGE IN CONTROL

      On March 14, 1997, the Company, formerly Sun Sportswear, Inc., a Washington corporation ("Sun"), consummated a merger (the "Merger") with BSI Holdings, Inc. ("BSI"), with the Company being the surviving corporation. Following the Merger, Sun was reincorporated in Delaware under the name of "Brazos Sportswear, Inc." (the "Reincorporation"). Pursuant to the Merger and Reincorporation, the former directors of BSI, with the addition of one former executive officer of BSI, became and currently serve as the directors of the Company. In addition, Equus II Incorporated, formerly the majority stockholder of BSI ("Equus"), acquired beneficial ownership of 57.6% of the Common Stock of the Company. As of June 27, 1997, Equus' beneficially owns 56.3% of the Company's Common Stock. Equus received its beneficial ownership in the Company's Common Stock based on its prior holdings of BSI capital stock and Sun capital stock surrendered in the Merger and Reincorporation, respectively. Prior to the Merger and Reincorporation, Bank of America NW, N.A., doing business as Seafirst Bank, was Sun's majority stockholder.

CERTAIN TRANSACTIONS

      Set forth below is information concerning the direct and indirect interests in the transactions discussed in this Information Statement by each person who was a director or officer of the Company at any time since the beginning of the Company's last fiscal year.

      Certain of the directors and executive officers hold the following ownership interests in the Preferred Stock as of June 27, 1997: J. Ford Taylor, a director of the Company and its president and chief executive officer, beneficially owns 199,906, 78,909 and 50,186 shares of Series B-1, B-2 and B-3 Preferred Stock, respectively; F. Clayton Chambers, a director of the Company and its chief financial officer, vice president, treasurer and secretary, beneficially owns 110,029, 78,904 and 50,186 shares of Series B-1, B-2 and B-3 Preferred Stock, respectively; Michael Chadwick, a director of the Company, beneficially owns 110,029, 105,213 and 50,186 shares of Series B-1, B-2 and B-3 Preferred Stock, respectively; and Equus, the Company's majority stockholder beneficially owns 3,712,490, 1,262,572 and 1,033,837 shares of Series B-1, B-2 and B-3 Preferred Stock, respectively. Mr. Randall B. Hale, a director of the Company and its chairman of the board, and Mr. Nolan Lehmann, a director of the Company, each serve as executive officers of Equus and Mr. Nolan also serves as a director of Equus. Each of Messrs. Hale and Lehmann disclaim beneficial ownership in all shares of capital stock held by Equus.

      Mr. Alan Elenson, a director of the Company and president of the Plymouth Mills facility, received an aggregate of approximately $9.1 million upon closing of the Debt Offering. The payment was in satisfaction of indebtedness incurred by the Company in connection with its acquisition of assets from Plymouth Mills, Inc. in August 1996.


                                    By Order of the Board of Directors,

                                    /S/ F. CLAYTON CHAMBERS
                                    F. CLAYTON CHAMBERS,
                                    Secretary
August 25, 1997

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             BRAZOS SPORTSWEAR, INC,

      BRAZOS SPORTSWEAR, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: That the board of directors of the Corporation by unanimous written consent, filed with the minutes of the board of directors, adopted certain resolutions proposing and declaring advisable the following amendments to the Certificate of Corporation for the purpose of amending certain provisions relating to the designations, preferences, rights and limitations of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock of the Corporation:

      A. The first sentence of Section 6.1.3b of Article VI of the Certificate of Incorporation of the Corporation is hereby deleted and replaced in its entirety to read as follows:

                  "b. OPTIONAL REDEMPTION. At any time while any shares of
            Series A-1 Preferred Stock are outstanding, the Corporation, at the option of the Board of Directors, may redeem from the holders of Series A-1 Preferred Stock, out of funds legally available therefor, at a redemption price of $1.00 per share (subject to adjustment pursuant to Section 6.1.8), all or any portion of the shares of Series A-1 Preferred Stock outstanding on such date; provided, however, to the extent any of the Corporation's Series A-2 Preferred Stock are then outstanding, the Corporation may not redeem such shares of Series A-1 Preferred Stock pursuant to this Section 6.1.3b unless it concurrently therewith redeems all of the shares of Series A-2 Preferred Stock then issued and outstanding pursuant to Section 6.2.3b.

      B. The first sentence of Section 6.2.3b of Article VI of the Certificate of Incorporation of the Corporation is hereby deleted and replaced in its entirety to read as follows:

                  "b. OPTIONAL REDEMPTION. At any time while any shares of Series A-2 Preferred Stock are outstanding, the Corporation, at the option of the Board of Directors, may redeem from the holders of Series A-2 Preferred Stock, out of funds legally available therefor, at a redemption price of $1.00 per share (subject to adjustment pursuant to Section 6.1.8), all or any portion of the shares of Series A-2 Preferred Stock outstanding on such date.

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
      C. Sections 6.1.6a of Article VI of the Certificate of Incorporation is hereby deleted and replaced in its entirety to read as follows:

                        "a. The Corporation shall not, without the consent of
            the holders of at least a majority of the shares of the outstanding Series A-1 Preferred Stock, adopt any amendments to this Article VI which would alter or change the powers, preferences or special rights of the Series A-1 Preferred Stock so as to affect them adversely, PROVIDED that except as otherwise required by law, no such consent shall be required with respect to (i) any amendment to this Article VI that increases or decreases the number of shares of Series A-1 Preferred Stock which the Corporation is authorized to issue (provided that no such amendment shall reduce the number of authorized shares below the number of shares then outstanding), or
            (ii) the establishment or issuance of any other series of Preferred Stock or any other class of stock of the Corporation that has powers, preferences, or rights that are different from, greater than, superior to or in preference of the Series A-1 Preferred Stock."

      D. Sections 6.2.6a of Article VI of the Certificate of Incorporation is hereby deleted and replaced in its entirety to read as follows:

                        "a. The Corporation shall not, without the consent of
            the holders of at least a majority of the shares of the outstanding Series A-2 Preferred Stock, adopt any amendments to this Article VI which would alter or change the powers, preferences or special rights of the Series A-2 Preferred Stock so as to affect them adversely, PROVIDED that except as otherwise required by law, no such consent shall be required with respect to (i) any amendment to this Article VI that increases or decreases the number of shares of Series A-2 Preferred Stock which the Corporation is authorized to issue (provided that no such amendment shall reduce the number of authorized shares below the number of shares then outstanding), or
            (ii) the establishment or issuance of any other series of Preferred Stock or any other class of stock of the Corporation that has powers, preferences, or rights that are different from, greater than, superior to or in preference of the Series A-2 Preferred Stock."

      E. Sections 6.3.6a of Article VI of the Certificate of Incorporation is hereby deleted and replaced in its entirety to read as follows:

                        "a. The Corporation shall not, without the consent of
            the holders of at least a majority of the shares of the outstanding Series B-1 Preferred Stock, adopt any amendments to this Article VI which would alter or change the powers, preferences or special rights of the Series B-1 Preferred Stock so as to affect them adversely, PROVIDED that except as otherwise required by law, no such consent shall be required with respect to (i) any amendment to this Article VI that increases or

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
            decreases the number of shares of Series B-1 Preferred Stock which the Corporation is authorized to issue (provided that no such amendment shall reduce the number of authorized shares below the number of shares then outstanding), or (ii) the establishment or issuance of any other series of Preferred Stock or any other class of stock of the Corporation that has powers, preferences, or rights that are different from, greater than, superior to or in preference of the Series B-1 Preferred Stock."

      F. Sections 6.5.6a of Article VI of the Certificate of Incorporation is hereby deleted and replaced in its entirety to read as follows:

                        "a. The Corporation shall not, without the consent of
            the holders of at least a majority of the shares of the outstanding Series B-3 Preferred Stock, adopt any amendments to this Article VI which would alter or change the powers, preferences or special rights of the Series B-3 Preferred Stock so as to affect them adversely, PROVIDED that except as otherwise required by law, no such consent shall be required with respect to (i) any amendment to this Article VI that increases or decreases the number of shares of Series B-3 Preferred Stock which the Corporation is authorized to issue (provided that no such amendment shall reduce the number of authorized shares below the number of shares then outstanding), or
            (ii) the establishment or issuance of any other series of Preferred Stock or any other class of stock of the Corporation that has powers, preferences, or rights that are different from, greater than, superior to or in preference of the Series B-3 Preferred Stock."

      G. Each of the definitions of "Mandatory Redemption Date" set forth in
Section 6.3.1e, Section 6.4.1e and 6.5.1e of Article VI of the Certificate of Incorporation is hereby deleted and replaced in its entirety with the following:

                        "e. "Mandatory Redemption Date" means the earlier to
            occur of (i) the date of consummation of a Sale or (ii) December 31, 2008."

      H. Each of the definitions of "Qualified Public Offering" set forth in
Section 6.3.1i, Section 6.4.1i and Section 6.5.1i of Article VI of the Certificate of Incorporation is hereby deleted and replaced in its entirety with the following:

                        "i. "Qualified Public Offering" means the underwritten
            public offering of Common Stock by the Corporation for cash for its own account pursuant to a registration statement filed under the Securities Act (other than any registration statement relating to warrants, options or shares of capital stock of the Corporation granted or to be granted or sold primarily to employees, directors or officers of the Corporation or its subsidiaries, a registration statement filed pursuant to Rule 145 under the Securities Act or any successor rule, a registration statement relating to employee benefit plans or interests therein or any registration statement covering securities issued in connection with any debt financing of the Corporation or its

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
            subsidiaries), in which the per share offering price to the public is not less than $17.50 per share (as adjusted for stock splits, combinations and similar corporate events) and the net offering proceeds to be received by the Corporation are at least $15,000,000."

      I. Section 6.3.5b of Article VI of the Certificate of Incorporation is hereby deleted and replaced in its entirety with the following:

                        "b. AUTOMATIC CONVERSION. Each outstanding share of
            Series B-1 Preferred Stock shall automatically convert, without any further act of the Corporation or its stockholders, at the Conversion Ratio then in effect, into fully paid and nonassessable shares of Common Stock upon consummation of a Qualified Public Offering."

      J. Section 6.4.5b of Article VI of the Certificate of Incorporation is hereby deleted and replaced in its entirety with the following:

                        "b. AUTOMATIC CONVERSION. Each outstanding share of
            Series B-2 Preferred Stock shall automatically convert, without any further act of the Corporation or its stockholders, at the Conversion Ratio then in effect, into fully paid and nonassessable shares of Common Stock upon consummation of a Qualified Public Offering."

      K. Section 6.5.5b of Article VI of the Certificate of Incorporation is hereby deleted and replaced in its entirety with the following:

                        "b. AUTOMATIC CONVERSION. Each outstanding share of
            Series B-3 Preferred Stock shall automatically convert, without any further act of the Corporation or its stockholders, at the Conversion Ratio then in effect, into fully paid and nonassessable shares of Common Stock upon consummation of a Qualified Public Offering."

      SECOND: That in lieu of a meeting and vote of stockholders, the stockholders (including holders of the Series A-1, A-2, B-1, B-2 and B-3 Preferred Stock) holding not less than the minimum number of votes that would be necessary to take such action a meeting at which all shares entitled to vote thereon were present and voted have given their written consent to said amendments, each such consent given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

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
      THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Brazos Sportswear, Inc. has caused this Certificate to be signed by its duly authorized Chairman, this day of ________, 1997.

                                       BRAZOS SPORTSWEAR, INC.

                                       By:______________________________
                                          Randall B. Hale, Chairman

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